Thoratec Corporation Authorizes $100 Million Share Repurchase Program

PLEASANTON, Calif., Feb. 14, 2011 /PRNewswire/ -- Thoratec Corporation (Nasdaq: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, announced today that its Board of Directors has authorized the repurchase of up to $100 million of the company's shares of common stock over the next year.

"This authorization reflects our confidence in the long-term strength of the company, as well as our focus on enhancing shareholder value. With nearly $470 million in cash and investments at the end of 2010, we believe we have the necessary financial resources to fund our market expansion and product development strategies, pursue business development opportunities, and return value to shareholders," said Gary F. Burbach, president and chief executive officer.

Repurchases will take place on the open market or in privately negotiated transactions from time to time based on market and other conditions.  The program is effective immediately, and it may be modified, suspended, terminated or extended by the company at any time without prior notice.

Thoratec is a world leader in therapies to address advanced-stage heart failure. The company's products include the HeartMate® LVAS and Thoratec® VAD (Ventricular Assist Device) with more than 15,000 devices implanted in patients suffering from heart failure. Thoratec is headquartered in Pleasanton, California. For more information, visit the company's web site at www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and IVAD is a trademark of Thoratec Corporation. CentriMag is a registered trademark of Levitronix LLC.

Many of the preceding paragraphs, particularly but not exclusively those addressing future performance, contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, "believes," "views," "expects," "plans," "projects," "hopes," "could," "will," and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec's control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new products and new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address issues raised by FDA inspections adequately and on a timely basis without a resulting recall of products or interruption of manufacturing or shipment of products, the effects of healthcare reimbursement and coverage policies, the effects of seasonality on Thoratec product sales, the effects of competition and the effects of any merger, acquisition and divestiture related activities. Forward-looking statements contained in this press release should be considered in light these factors and those factors discussed from time to time in Thoratec's public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, "Risk Factors," in Thoratec's most recent annual report on Form 10-K and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

CONTACT:  Taylor Harris, Senior Director, Investor Relations & Business Development of Thoratec Corporation, +1-925-738-0047; or Neal B. Rosen of Ruder-Finn, +1-415-692-3058, for Thoratec Corporation